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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nuevo Energy Company:

We consent to incorporation by reference in the registration statement (No. 33-43329) on Form S-8, registration statement (No. 33-70108) on Form S-8, registration statement (No. 333-21063) on Form S-8, registration statement (No. 333-51211) on Form S-8, registration statement (No. 333-51217 on Form S-8, registration statement (No. 333-51231) on Form S-8, and registration statement (No. 333-16231) on Form S-3 of Nuevo Energy Company of our report dated March 25, 1999, relating to the consolidated balance sheets of Nuevo Energy Company and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Nuevo Energy Company. Our report refers to a change to the successful efforts method of accounting for oil and gas properties.



                                        /s/ KPMG LLP

Houston, Texas
March 31, 1999